EXHIBIT 2.3

                  AMENDMENT TO RIGHTS AGREEMENT

          Amendment No. 2, dated as of October 10, 1995, to the Rights Agreement, dated as of July 25, 1989, as amended June 28, 1994 (as amended, the "Rights Agreement"), between MERIDIAN BANCORP, INC., a Pennsylvania business corporation (the "Company"), and MERIDIAN TRUST COMPANY, a Pennsylvania trust company, as Rights Agent (the "Rights Agent").

                           WITNESSETH

          WHEREAS, the Rights (as defined in the Rights
Agreement) distributed in accordance with the Rights Agreement remain issued and outstanding;

          WHEREAS, no Distribution Date or Triggering Event (each as defined in the Rights Agreement) has occurred;

          WHEREAS, the Company and CoreStates, a Pennsylvania business corporation ("CoreStates"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company would merge with and into CoreStates (the "Merger");

          WHEREAS, concurrently with the execution of the Merger
Agreement, the Company and CoreStates will enter into a Stock
Option Agreement referred to therein (the "Stock Option
Agreement") pursuant to which the Company would grant to CoreStates an option to acquire up to 19.9% of the outstanding shares of Common Stock of the Company under certain circumstances;

          WHEREAS, in connection with the anticipated approval, execution and delivery of the Merger Agreement and the Stock Option Agreement, the Board of Directors of the Company deems it advisable and in the best interests of the Company to make certain changes in the Rights Agreement as set forth herein; and

          WHEREAS, the Board of Directors of the Company has adopted, in accordance with Section 27 of the Rights Agreement, a resolution approving this Amendment and directing the appropriate officers of the Company to take all appropriate steps to execute and put into effect this Amendment and an appropriate officer of the Company has provided a certificate to the Rights Agent as provided for in such Section 27.

          NOW, THEREFORE, in consideration of the premises and covenants set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

          1. Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

               "(a)  "Acquiring Person" shall mean any
     Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial
     Owner of (i) 19.9% or more of the shares of Common
     Stock or (ii) Voting Securities that in the aggregate represent 19.9% or more of the Total Voting Power, but shall not include any of the following:

                    (A)  the Company, any Subsidiary of the
          Company, any employee stock option plan or other employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;

                    (B)  until the termination of the Stock
          Option Agreement in accordance with its terms prior to any exercise thereunder, CoreStates or any Affiliate or Associate of CoreStates, as a result of their acquisition of Beneficial Ownership of Common Stock of the Company by reason of the approval, execution, or delivery of the Stock Option Agreement or the Merger Agreement or by reason of the completion of any transaction or the exercise of any Option contemplated by the Stock Option Agreement or the Merger Agreement, so long as CoreStates and any Affiliate or Associate of CoreStates is not the Beneficial Owner of any Common Stock of the Company other than (w) Common Stock of the Company of which CoreStates or any Affiliate or Associate of CoreStates is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the Stock Option Agreement or the Merger Agreement, or by reason of the completion of any transaction or the exercising of the Option contemplated by the Stock Option Agreement, the Merger Agreement, or both,
          (x) Common Stock of the Company Beneficially Owned by CoreStates or any Affiliate or Associate of CoreStates on the date hereof, (y) Common Stock of the Company of which CoreStates or any Affiliate or Associate of CoreStates inadvertently becomes the Beneficial Owner after the date hereof, provided that the number of such shares of Common Stock does not exceed 1% of the shares of Common Stock of the Company outstanding on the date hereof and that CoreStates or any such Affiliate or Associate, as the case may be, divests such Common Stock as soon as practicable after it becomes aware of such acquisition of Beneficial Ownership, and (z) Common Stock of the Company Beneficially Owned or otherwise held by CoreStates or any Affiliate or Associate of CoreStates in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in either case in the ordinary course of its banking business.

     Notwithstanding the foregoing, no Person shall become an "Acquiring Person" solely as the result of any acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the Common Stock of the Company then outstanding; provided, however, that if a Person not otherwise excluded from the definition of "Acquiring Person" pursuant to Paragraph (B) above shall become the Beneficial Owner of 19.9% or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Stock of the Company, then such Person shall be deemed to be an Acquiring Person."

          2. Section 1(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

                    "(b) 'Adverse Person' shall mean any Person
               declared to be an Adverse Person by the Board of Directors upon a determination by such Directors that the criteria set forth in Section 11(a)(ii)(B) apply to such Person, provided, however, that the Board of Directors shall not declare CoreStates or any Affiliate or Associate of CoreStates to be an Adverse Person as a result of the Merger Agreement, the Stock Option Agreement, their acquisition of Beneficial Ownership of shares of Common Stock by reason of the Stock Option Agreement or the Merger Agreement, or by reason of the consummation of any transaction or the exercise of any option contemplated by the Stock Option Agreement or the Merger Agreement."

          3.   A new Section 1(ll) is added to the Rights
Agreement, to read as follows:

               "(ll)  "CoreStates" shall mean CoreStates
     Financial Corp, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, and its successors."

          4.   A new Section 1(mm) is added to the Rights
Agreement, to read as follows:

               "(mm) " Merger Agreement" shall mean the
     Agreement and Plan of Merger, dated as of October 10, 1995, by and between CoreStates and the Company, as the same may be amended from time to time."

          5.   A new Section 1(nn) is added to the Rights
Agreement, to read as follows:

               "(nn) "Stock Option Agreement" shall mean the Stock Option Agreement, dated as of October 10,
     1995, by and between the Company, as issuer, and CoreStates, as grantee, as the same may be amended from time to time."

          6.   A new Section 1(oo) is added to the Rights
Agreement, to read as follows:

               "(oo)  "Termination Time" shall be
     immediately prior to the Effective Time, as defined in the Merger Agreement."

          7. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

               "(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), and
     Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash, or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on July 25, 1999 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or
     (iv) the Termination Time.

          8. Section 13(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

               "(a)  In the event that, following the Stock
     Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with
     Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Voting Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof); provided, however, that so long as the Merger Agreement shall not have been terminated, the references to other "Person" and any "Person" with respect to the transactions listed in clauses (x), (y), and (z) above shall not include CoreStates or any of its Affiliates; then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper
     provision shall be made so that:   (i) each holder of a
     Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable, and freely tradeable shares of Common Stock of the Principal Party (as such term in hereinafter defined), not subject to any liens, encumbrances, rights of first refusal, or other adverse claims, as shall be equal to the result obtained by
     (1) multiplying the then-current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by
     (2) 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of completion of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
     Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event."

          9.   Clause (iv) of Section 25(a) of the Rights
Agreement is amended to read as follows:

               "(iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with
     Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), provided, however, that so long as the Merger Agreement shall not have been terminated, such other Person shall not, in any such consolidation, merger, or sale or transfer of assets or earning power, include CoreStates or any of its Affiliates or Associates,"

          10. A new Section 35 is added to the Rights Agreement, to read in its entirety as follows:

               "Section 35. Termination. This Agreement shall terminate at the Termination Time and all rights, benefits, obligations, duties and agencies created by this Agreement shall be terminated at such Termination Time. All Rights issued and outstanding shall, at the Termination Time, cease to exist and shall be terminated without any payment to any holder thereof."

          11. On or after the date hereof, each reference in the Rights Agreement (including the Exhibits thereto) to "This Agreement," "hereunder," "herein" or words of like import shall mean and be a reference to the Rights Agreement as amended hereby and all Exhibits thereto shall be deemed to be amended to reflect the amendments made hereby.

          12. This Amendment shall be effective as of the date of its execution and, except as set forth herein, the Rights
Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          13. Capitalized terms which are used but not defined herein shall have the meaning ascribed to such terms in the Rights Agreement.

          14. If any term, provision, covenant, or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

          15. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth applicable to contracts made and to be performed entirely within the Commonwealth.

          16. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

                              MERIDIAN BANCORP, INC.

                              By /s/ Samuel A. McCullough
                                ---------------------------------

                              Attest: /s/Thomas G. Strohm
                                     ----------------------------

                              MERIDIAN TRUST COMPANY

                              By /s/ George Grosz
                                ---------------------------------

                              Attest: /s/ Linda Blanchfield
                                     ----------------------------